EXHIBIT 10.56

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is made effective as of February 28, 2019 (the “Amendment Date”) and made, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and CYTORI THERAPEUTICS, INC., a Delaware corporation with offices located at 3020 Callan Road, San Diego, CA  92121 (“Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of May 29, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.

Section 2.5 of the Loan Agreement is hereby amended by deleting the word “and” immediately following Section 2.5(h), replacing “.” at the end of Section 2.5(i) with “; and” and adding Section 2.5(j) thereto as follows:

(j)  Sixth Amendment Fee.  A fully earned and non-refundable sixth amendment fee in the amount of Five Thousand Dollars ($5,000.00) which shall become due and payable upon the earlier of: (i) the Maturity Date, (ii) the acceleration of any Term Loan, or (iii) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d).

3.	Section 6.14 of the Loan Agreement is hereby amended and restated as follows:

6.14 Entry into Agreement.  On or before March 29, 2019, one of the following must have occurred in accordance with the terms of this Agreement: Asset Purchase Agreement Event, Equity Agreement Event or the Merger Agreement Event; provided, however, nothing herein constitutes a consent by any Lender or Collateral Agent to any of the aforementioned.

4.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Asset Purchase Agreement Event” means the entry into an asset purchase agreement by Borrower, on and after December 21, 2018 and on or before March 29, 2019, which asset purchase agreement provides for the Transfer by Borrower to a third party of parts of Borrower’s business and/or property, with a minimum upfront gross proceeds to Borrower of Four Million Dollars ($4,000,000.00) upon the initial closing of such transaction, which must be contemplated to occur on or prior to March 31, 2019, and which agreement is in such form and substance as are acceptable and satisfactory to Collateral Agent and Required Lenders in their reasonable discretion.

“Equity Agreement Event” means the entry by Borrower, on and after December 21, 2018 and on or before March 29, 2019, into a binding agreement for the issuance and sale of its equity securities or unsecured convertible Subordinated Debt which would result unrestricted gross cash proceeds of not less than Seven Million Five Hundred Thousand Dollars ($7,500,000.00) to Borrower on or before March 31, 2019, and which agreement is in such form and substance as are acceptable and satisfactory to Collateral Agent and Required Lenders in their reasonable discretion.

“Merger Agreement Event” means the entry into a merger agreement by Borrower, on and after December 21, 2018 and on or before March 29, 2019, which merger agreement provides for the merger of Borrower with and into a third party pursuant to which all of the Obligations will be paid down to a level satisfactory to the Lenders and Collateral Agent in their sole discretion at the time of the consummation of the merger on or prior to March 31, 2019, and which agreement is in such form and substance as are acceptable and satisfactory to Collateral Agent and Required Lenders in their reasonable discretion but does not require the consent of the Required Lenders for Borrower’s entry thereinto under Section 7.3 of the Loan Agreement.

5.	Limitation of Amendment.

a.

The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.

This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.

Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.

The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by Borrower to Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

d.

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

e.

This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.

Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof.  Without limiting the generality of the foregoing, Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

8.

Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

9.

This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited from any of Borrower’s accounts.

10.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

11.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

CYTORI THERAPEUTICS, INC.

By: /s/ Tiago Girao
Name: Tiago Girao
Title: CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By: /s/ Colette Featherly
Name: Colette Featherly
Title: Senior Vice President

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